Exhibit 1.1

PHILLIPS 66 PARTNERS LP
$500,000,000 3.55% Senior Notes due 2026
$625,000,000 4.90% Senior Notes due 2046
Underwriting Agreement
October 11, 2016
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Mizuho Securities USA Inc.

As Representatives of the
several Underwriters listed
in Schedule 1 hereto
c/o Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010

c/o Goldman, Sachs & Co.
200 West Street
New York, NY 10282

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o Mizuho Securities USA Inc.
320 Park Avenue
New York, NY 10022

Ladies and Gentlemen:
Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the respective amounts set forth in Schedule 1 hereto of $500,000,000 aggregate principal amount of the Partnership’s 3.55% Senior Notes due 2026 (the “2026 Notes”) and $625,000,000 aggregate principal amount of the Partnership’s 4.90% Senior Notes due 2046 (the “2046 Notes” and, together with the 2026 Notes, the “Notes”).
The Partnership has entered into an indenture dated as of February 23, 2015 (the “Base Indenture”), by and between the Partnership and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”). The 2026 Notes will be issued under the Base Indenture as supplemented by the fourth supplemental indenture thereto to be dated as of October 14, 2016 (the Base Indenture as so amended and supplemented, the “2026 Indenture”). The 2046 Notes will be issued under the Base Indenture as supplemented by the fifth supplemental indenture thereto to be dated as of October 14, 2016 (the Base Indenture as so amended and supplemented, the “2046 Indenture,” and, together with the 2026 Indenture, the “Indentures” and each an “Indenture”).

The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a letter of representations dated February 18, 2015 (the “DTC Agreement”) from the Partnership to the Depositary. This Underwriting Agreement (this “Agreement”), the DTC Agreement, the Indentures and the Notes are collectively referred to herein as the “Transaction Documents.”
On October 11, 2016, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Phillips 66 Partners GP LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner”), Phillips 66 Company, a Delaware corporation (“P66 Company”) and a wholly owned subsidiary of Phillips 66, a Delaware corporation (“P66”), and Phillips 66 Project Development Inc. (“Phillips PDI”), a Delaware corporation and a wholly owned subsidiary of P66 Company, pursuant to which the Partnership agreed to acquire from P66 Company and Phillips PDI, through a series of intercompany contributions of certain equity interests, each as described in more detail below (the “Eagle Transaction”):

•	100% of the limited liability company interests in Phillips Texas Pipeline Company Eagle 1 LLC, a Delaware limited liability company (“Eagle 1 LLC”); and

•	100% of the limited liability company interests in Phillips Texas Pipeline Company Eagle 2 LLC, a Delaware limited liability company (“Eagle 2 LLC”).
The Partnership and the General Partner are hereinafter collectively referred to as the “Partnership Parties.” P66 Company, the Partnership, the General Partner, Phillips PDI and Phillips 66 Partners Holdings LLC, a Delaware limited liability company (“Holdings”), are hereinafter collectively referred to as the “Phillips Parties.” The Partnership, the General Partner, Holdings, Phillips 66 Carrier LLC, a Delaware limited liability company (“Carrier”), Phillips 66 Sweeny Frac LLC, a Delaware limited liability company (“Sweeny Frac”), Phillips 66 Sand Hills LLC, a Delaware limited liability company (“Sand Hills Holdco”), and Phillips 66 Southern Hills LLC, a Delaware limited liability company (“Southern Hills Holdco”), are hereinafter referred to as the “PSXP Parties” and, together with the Phillips Parties, the “Phillips Entities.” The natural gas liquids fractionator at P66’s Sweeny Refinery in Old Ocean, Texas, the five storage caverns located between the Sweeny Refinery and Freeport, Texas and the Standish Pipeline extending from P66’s Ponca City Refinery in Ponca City, Oklahoma to the Partnership’s North Wichita Terminal in Wichita, Kansas, which were acquired by the Partnership pursuant to the Contribution, Conveyance and Assumption Agreement dated May 4, 2016 between the Partnership, the General Partner, P66 Company and Phillips PDI, are collectively referred to as the “Sweeny Frac/Standish Assets.” The assets that will be owned by Eagle 1 LLC and Eagle 2 LLC as of the closing of the Eagle Transaction are collectively referred to as the “Eagle Asset Group.”
Each of the Partnership Parties hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Notes, as follows:
1.Registration Statements. The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement, as amended by Post-Effective Amendment No. 1 on March 31, 2015 (File No. 333-197797), including a related base prospectus, relating to the public offering and sale of certain securities, including the Notes. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration

Statement"; as used herein, the term “Base Prospectus” means the base prospectus included in the Registration Statement at the time of effectiveness; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus, as supplemented by the prospectus supplement related to the Notes in the form included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus supplement, together with the Base Prospectus, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes. If the Partnership has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Applicable Time (as defined below), the Partnership had prepared the following information (collectively with the pricing information set forth on Annex C hereto, the “Pricing Disclosure Package”): a Preliminary Prospectus dated October 11, 2016, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
“Applicable Time” means 5:00 p.m., New York City time, on October 11, 2016.
2.    Purchase of the Notes by the Underwriters.
(a)    The Partnership agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Partnership the respective amount of (i) 2026 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price of 99.251% of the principal amount thereof, plus accrued interest, if any, from October 14, 2016, payable on the Closing Date, and (ii) 2046 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price of 98.428% of the principal amount thereof, plus accrued interest, if any, from October 14, 2016, payable on the Closing Date (the amounts in (i) and (ii) of the preceding together, the “Purchase Price”).
(b)    The Partnership understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Prospectus. The Partnership acknowledges and agrees that the Underwriters may offer and sell the Notes to or through any affiliate of an Underwriter.
(c)    Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Partnership to the Representatives. Payment for the Notes and delivery of certificates for the Notes in global form shall each be made at the offices of Cravath, Swaine & Moore LLP at 825 Eighth Avenue, New York, New York 10019, at 10:00 A.M., New York City time, on October 14, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the

Representatives and the Partnership may agree upon in writing. The time and date of such payment for the Notes is referred to herein as the “Closing Date.”
(d)    The Partnership shall deliver against payment of the cash Purchase Price the Notes in the form of one or more permanent global notes in definitive form deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co., as nominee of the Depositary. The global note(s) will be made available for inspection by the Representatives not later than 5:00 P.M., New York City time, on the business day prior to the Closing Date. Interests in any permanent global note(s) will be held only in book-entry form through the Depositary, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated by the Partnership at a bank acceptable to the Representatives, in each case drawn to the order of the Partnership on the Closing Date, against delivery to the Trustee as custodian for the Depositary of the global note(s) representing all of the Notes.
(e)    The Partnership acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Partnership with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Partnership with respect thereto. Any review by the Underwriters of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Partnership.
3.    Representations and Warranties of the Partnership Parties. The Partnership Parties, severally and jointly, represent and warrant to each Underwriter that:
(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, none of the PSXP Parties (including each of their agents and representatives, other than the Underwriters in their capacity as such) have prepared, used, authorized, approved or referred to, and none will prepare, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the PSXP Parties or their agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied or will comply in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof.
(d)    Registration Statements and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Partnership. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Notes has been initiated or, to the Partnership Parties’ knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions (i) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof, or (ii) applying to the part of the Registration Statement that constitutes the Trustee’s Statement of Eligibility on Form T-1 under the Trust Indenture Act. In addition, the Base Indenture and each of the Indentures have been duly qualified under the Trust Indenture Act.
(e)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(f)    Financial Statements. The historical financial statements (including the related notes thereto) of the Partnership, the Eagle Asset Group, the Sweeny Frac/Standish Assets, DCP Sand Hills Pipeline, LLC (“Sand Hills”), DCP Southern Hills Pipeline, LLC (“Southern Hills”) and Explorer Pipeline Company (“Explorer”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly in all material respects the financial position of each such entity as of the dates indicated and the results of each such entity’s operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the selected historical financial data included under the caption “Selected Financial Data” included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are fairly presented in all material respects and prepared on a basis consistent with the audited historical financial statements from which they have been derived, except as described therein; the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of Regulation S-X under the Securities Act and the Exchange Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required; the PSXP Parties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in or incorporated by reference in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus; and all disclosures contained in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
(g)    Forward-Looking Statements and Supporting Information. Each of the statements made by the Partnership in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.
(h)    No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus:

(i) there has not been any material adverse change in the capitalization of the PSXP Parties, any material change in the short-term debt or long-term debt of the PSXP Parties, or any dividend or distribution of any kind declared, set aside for payment, paid or made by any PSXP Party on any class of equity securities other than regular quarterly distributions declared by the Partnership (and, if applicable, paid) and dividends and distributions by PSXP Parties to other PSXP Parties, or any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial position or results of operations or prospects of the PSXP Parties, taken as a whole; (ii) no PSXP Party has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the PSXP Parties, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the PSXP Parties, taken as a whole; and (iii) no PSXP Party has sustained any loss or interference with its business that is material to the PSXP Parties, taken as a whole, and that resulted from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each of clauses (i) through (iii), as otherwise disclosed in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(i)    Organization and Good Standing. Each of the PSXP Parties has been duly formed and each is validly existing and in good standing under the laws of its respective jurisdiction of organization, with all requisite corporate, limited partnership or limited liability company, as the case may be, power and authority to own or lease and to operate its properties and conduct its business in all material respects as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and, in the case of the Partnership, to issue, sell and deliver the Notes; each of the PSXP Parties is, and at the Closing Date will be, duly qualified to do business and will be in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification; except where the failure to be so qualified or in good standing or to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the PSXP Parties, taken as a whole (a “Material Adverse Effect”).
(j)    Authorization of the Notes. At the Closing Date, the Notes will have been duly authorized and, when executed as provided herein, authenticated by the Trustee in accordance with each Indenture, as applicable, and delivered against payment of the respective Purchase Price for the Notes as provided in this Agreement, will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity.
(k)    Outstanding Partnership Equity. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 103,297,689 common units representing limited partner interests in the Partnership (the “Common Units”) and the Incentive Distribution Rights (as defined in the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 26, 2013, as amended (the “Partnership Agreement”)) (herein referred to as “IDRs”). All such Common Units and the limited partner interests represented thereby and the IDRs have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).
(l)    General Partner. The General Partner has, and at the Closing Date will have, full power and authority to act as general partner of the Partnership as described in the Registration Statement, the

Pricing Disclosure Package and the Prospectus; the General Partner is, and at the Closing Date will be, the sole general partner of the Partnership, and, as of the date hereof, owns (1) 1,978,603 general partner units representing an approximate 1.9% general partner interest in the Partnership (the “General Partner Units”) and (2) 100% of the IDRs; the General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the IDRs and the General Partner Units free and clear of all liens (and together with all encumbrances, security interests, charges or other claims, “Liens”) (except for restrictions on transferability as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus).
(m)    Equity of the PSXP Parties Held by Phillips PDI. As of the date hereof, Phillips PDI owns (1) 60,162,787 Common Units (the “Sponsor Units”) and (2) all of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and in each case Phillips PDI owns the Sponsor Units and the limited liability company interests in the General Partner free and clear of all Liens (except for restrictions on transferability as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in the GP LLC Agreement, as applicable).
(n)    Equity Interests Held by the Partnership. As of the date hereof, the Partnership owns all of (i) the limited liability company interests in Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Holdings (as the same may be amended or restated at or prior to the Closing Date, the “Holdings LLC Agreement”), and are fully paid (to the extent required by the Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and (ii) the outstanding shares of common stock of Phillips 66 Partners Finance Corporation, a Delaware corporation (“Finance Corp.”); such shares are duly authorized and validly issued in accordance with the organizational documents of Finance Corp. (as the same may be amended or restated at or prior to the Closing Date, the “Finance Corp. Governing Documents”), and are fully paid (to the extent required by the Finance Corp. Governing Documents) and nonassessable; and the Partnership owns such limited liability company interests and shares, as applicable, free and clear of all Liens except (1) with respect to the limited liability company interest in Holdings, restrictions on transferability in the Holdings LLC Agreement, (2) with respect to the shares of capital stock in Finance Corp., restrictions on transferability in the Finance Corp. Governing Documents or (3) as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(o)    Equity Interests Held by Holdings. As of the date hereof, Holdings owns (i) all of the limited liability company interests in Carrier, Sweeny Frac, Sand Hills Holdco and Southern Hills Holdco; (ii) 70% of the limited liability company interests in Phillips 66 Partners Terminal LLC (“Phillips Terminal”); (iii) 50% of the limited liability company interests in Paradigm Pipeline LLC (“Paradigm”); (iv) 40% of the limited liability company interests in Bayou Bridge Pipeline, LLC (“Bayou Bridge”); (v) indirectly, through Sand Hills Holdco, a 33.335% equity interest in Sand Hills; (vi) indirectly, through Southern Hills Holdco, a 33.335% equity interest in Southern Hills; and (vii) an approximate 22% equity interest in Explorer; such equity interests have been duly authorized and validly issued in accordance with the governing documents of each of Carrier, Sweeny Frac, Sand Hills Holdco, Southern Hills Holdco, Phillips Terminal, Paradigm,

Bayou Bridge, Sand Hills, Southern Hills and Explorer, as applicable (as the same may be amended or restated at or prior to the Closing Date, the “Corporate Governance Documents”), and are fully paid (to the extent required by the Corporate Governance Documents, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Holdings owns such equity interests in each of Carrier, Sweeny Frac, Sand Hills Holdco, Southern Hills Holdco, Phillips Terminal, Paradigm, Bayou Bridge, Sand Hills, Southern Hills and Explorer free and clear of all Liens except (i) restrictions on transferability in the Corporate Governance Documents, as applicable, or (ii) as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(p)    Eagle Transaction. Following the consummation of the Eagle Transaction, Holdings will directly or indirectly own (i) a 100% equity interest in Eagle 1 LLC and (ii) a 100% equity interest in Eagle 2 LLC. To the knowledge of the Partnership Parties, the representations and warranties regarding the PSXP Parties in Sections 3(i), (u), (v), (x), (z), (cc), (ee) (ii), (jj) and (ll), when the term “PSXP Parties” is read to include Eagle 1 LLC and Eagle 2 LLC, are true and correct in all material respects.
(q)    Restrictions on the PSXP Parties’ Ownership of Securities. Prior to giving effect to the consummation of the Eagle Transaction, other than (i) the General Partner’s ownership of the General Partner Units and the IDRs; (ii) the Partnership’s ownership, directly or indirectly, as applicable, of (1) all of the limited liability company interests or capital stock, as applicable, in Holdings, Carrier, Finance Corp., Sweeny Frac, Sand Hills Holdco and Southern Hills Holdco, (2) 70% of the limited liability company interests in Phillips Terminal, (3) 50% of the limited liability company interests in Paradigm, (4) 40% of the limited liability company interests in Bayou Bridge and (5) an approximate 22% equity interest in Explorer; (iii) Sand Hills Holdco’s ownership of 33.335% of the limited liability company interests in Sand Hills; (iv) Southern Hills Holdco’s ownership of 33.335% of the limited liability company interests in Southern Hills; and (v) Paradigm’s ownership of (1) all of the limited liability company interests in Paradigm Midstream Services - SC, LLC (“PMSSC”) and (2) 88% of the limited liability company interests in Sacagawea Pipeline, LLC (“Sacagawea”), the General Partner will not, at the Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (A) the Partnership’s ownership of all of the limited liability company interests in Holdings, (B) the Partnership’s ownership of all of the common stock of Finance Corp., (C) Holdings’ ownership, directly or indirectly, as applicable, of (1) all of the limited liability company interests, as applicable, in Carrier, Sweeny Frac, Sand Hills Holdco and Southern Hills Holdco, (2) 70% of the limited liability company interests in Phillips Terminal, (3) 50% of the limited liability company interests in Paradigm, (4) 40% of the limited liability company interests in Bayou Bridge and (5) an approximate 22% equity interest in Explorer, (D) Sand Hills Holdco’s ownership of 33.335% of the limited liability company interests in Sand Hills, (E) Southern Hills Holdco’s ownership of 33.335% of the limited liability company interests in Southern Hills and (F) Paradigm’s ownership of (1) all of the limited liability company interests in PMSSC and (2) 88% of the limited liability company interests in Sacagawea, none of the Partnership, Holdings, Carrier, Sweeny Frac, Sand Hills Holdco or Southern Hills Holdco will own, at the Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(r)    Due Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; as of the Closing Date, all corporate, partnership or limited liability company action, as applicable, required to be taken by the applicable Phillips Parties for the authorization, execution and delivery of this Agreement and the Contribution Agreement, as applicable, and the consummation by it of the transactions contemplated hereby and thereby, shall have been validly taken.

(s)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.
(t)    Indentures. The Base Indenture has been duly authorized, executed and delivered by the Partnership. The execution and delivery of, and the performance by the Partnership of its obligations under each Indenture have been duly and validly authorized. Assuming due authorization, execution and delivery of the supplemental indenture relating to the 2026 Notes and the supplemental indenture relating to the 2046 Notes by the Trustee, and when each such supplemental indenture has been duly executed and delivered by the Partnership, each such supplemental indenture will constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity.
(u)    No Violation or Default. No PSXP Party is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such PSXP Party is a party or by which such PSXP Party is bound or to which any of the property of any PSXP Party is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such PSXP Party or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the PSXP Parties to consummate the transactions contemplated by the Transaction Documents or the Contribution Agreement.
(v)    No Conflicts. The execution, delivery and performance by any Phillips Entity of the Transaction Documents and the Contribution Agreement, as applicable, the issuance and sale of the Notes, the consummation by the Phillips Entities of the transactions contemplated by the Transaction Documents and the Contribution Agreement, and the application of the proceeds as described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of any Phillips Entity pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Phillips Entity is a party or by which any Phillips Entity is bound or to which any of the property of any Phillips Entity is subject; (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Phillips Entity; or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Phillips Entity or any of its properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Phillips Parties, as applicable, to consummate the transactions contemplated by the Transaction Documents or the Contribution Agreement.
(w)    No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the issuance and sale of the Notes and the consummation by the Partnership Parties of the transactions contemplated by the Transaction Documents or by the Contribution Agreement, except for (i) the registration of the Notes under the Securities Act; (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”); (iii) under applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters; (iv) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the Closing Date, will be obtained; (v) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the Phillips Parties, as applicable, to consummate the transactions contemplated by the Transaction Documents or the Contribution Agreement; (vi) filings with the Commission pursuant to Rule 424(b) under the Securities Act; or (vii) filings with the Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Notes under the Securities Act.
(x)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Partnership Parties, threatened to which any PSXP Party is or may be a party or to which any property of any PSXP Party is or may be the subject that, individually or in the aggregate, if determined adversely to a PSXP Party, would reasonably be expected to have a Material Adverse Effect.
(y)    Independent Accountants. (i) Ernst & Young LLP, which has audited certain financial statements of (A) the Partnership and (B) the combined operations of the Eagle Asset Group, is an independent registered public accounting firm with respect to each entity it has audited within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and (ii) to the Partnership Parties’ knowledge, each of (A) Deloitte & Touche LLP, which has audited certain financial statements of each of Sand Hills and Southern Hills, and (B) KPMG LLP, which has audited certain financial statements of Explorer, was an independent auditing firm with respect to such applicable entities at the time of such audit, and has performed such audits in accordance with the standards of the American Institute of Certified Public Accountants.
(z)    Title to Real and Personal Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect: the PSXP Parties have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens, other than as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being held under lease by the PSXP Parties are held thereby under valid, subsisting and enforceable leases, except to the extent that the failure to so hold does not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(aa)    Easements and Rights-of-Way. The PSXP Parties have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that do not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that do not have, individually or in the aggregate, a Material Adverse Effect; the PSXP Parties have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the PSXP Parties, taken as a whole.
(bb)    Title to Intellectual Property. Each of the PSXP Parties owns or possesses adequate rights to use or receive the benefit of all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as conducted or proposed to be conducted by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except to the extent that the failure to own or possess such rights does not have a Material Adverse Effect. The PSXP Parties have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with their patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how which would reasonably be expected to result in a Material Adverse Effect.
(cc)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any PSXP Party, on the one hand, and the directors, officers, equity holders, customers or suppliers of any PSXP Party, on the other, that is required by the Securities Act to be described in or incorporated by reference in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(dd)    Investment Company Act. None of the PSXP Parties is now or, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(ee)    Taxes. The PSXP Parties have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for (i) the payment of any taxes (A) that are being contested in good faith and for which adequate reserves have been provided or (B) which, if not paid, would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the filing of any tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against any PSXP Party or any of their respective properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.
(ff)    Licenses and Permits. The PSXP Parties possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to so possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the PSXP Parties has received notice of any revocation or modification of any such license, certificate, permit or authorization or has reasonable basis to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(gg)    No Labor Disputes. No labor disturbance by or dispute with employees of any of the Phillips Entities exists or, to the knowledge of the Partnership Parties, is contemplated or threatened, and none of the Partnership Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.
(hh)    Compliance with and Liability under Environmental Laws. Except as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) the PSXP Parties and their respective properties, assets and operations (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the PSXP Parties; except, in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the PSXP Parties under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed, (b) the Partnership Parties are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (c) none of the PSXP Parties currently expect to make material capital expenditures in order to comply with any Environmental Laws as currently in effect.
(ii)    Hazardous Materials. Except as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment or Release or threat of Release of Hazardous Materials by, relating to or caused by the PSXP Parties (or, to the knowledge of the Partnership Parties, any other entity (including any predecessor) for whose acts or omissions the PSXP Parties would reasonably be expected to be liable) at, on, under or from any property or facility that is, or was previously, owned, operated or leased by any PSXP Party, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of Section 3(hh) and this Section 3(ii) only, (a) “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos-containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law, and (b) “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.
(jj)    Periodic Review of Environmental Laws. In the ordinary course of their business, the PSXP Parties conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review conducted through the date hereof, the PSXP Parties have concluded that such associated costs and liabilities would not have, individually or in the aggregate, a Material Adverse Effect, except as described in, incorporated by reference in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(kk)    Disclosure Controls. The Partnership maintains effective “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and that have been designed to ensure that information required to be disclosed by the Partnership in reports that it will file or submit under the Exchange Act will be recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the General Partner’s management as appropriate to allow timely decisions regarding required disclosure; and the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Partnership has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(ll)    Insurance. The PSXP Parties have, or are entitled to the benefit of, insurance (including self-insurance) covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the PSXP Parties and their respective businesses in a commercially reasonable manner, and no PSXP Party or any Phillips Entity which holds insurance for the benefit of any PSXP Party has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.
(mm)    Internal Accounting Controls. The Partnership maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. The PSXP Parties’ internal accounting controls are effective and none of the Partnership Parties is aware of any material weaknesses in the accounting controls of the PSXP Parties.
(nn)    No Unlawful Payments. None of the PSXP Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any PSXP Party, P66 Company or Phillips PDI (to the extent acting on behalf of or providing services to any PSXP Party) has (i) used any PSXP Party funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;

(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from PSXP Party funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Phillips Entities have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all such applicable laws and regulations.
(oo)    Compliance with Anti-Money Laundering Laws. The operations of the PSXP Parties are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA Patriot Act, the applicable money laundering statutes of all jurisdictions where any PSXP Party conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the PSXP Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened; the Partnership Parties each acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the names and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
(pp)    No Conflicts with Sanctions Laws. None of the PSXP Parties nor any of their respective directors, officers or employees, nor, to the knowledge of any Partnership Party, any agent, affiliate or other person associated with or acting on behalf of any PSXP Party is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the PSXP Parties located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the PSXP Parties will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since February 20, 2013, none of the PSXP Parties have knowingly engaged in or are now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(qq)    No Restrictions on Subsidiaries. No direct or indirect subsidiary of the Partnership is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions or dividends to the Partnership, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except under the Credit Agreement, dated as of June 7, 2013, among the Partnership, Holdings, JPMorgan Chase Bank, N.A., as administrative agent, The Royal Bank of Scotland PLC and DNB Bank ASA, New York Branch, as co-syndication agents, Mizuho Corporate Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and PNC Bank, National Association, as co-documentation agents, and each of RBS Securities Inc., DNB Markets, Inc., Mizuho Corporate Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and PNC Capital Markets LLC, as joint lead arrangers and book runners, and the other commercial lending institutions parties thereto, as amended on November 21, 2014 and October 3, 2016, or as described in, incorporated by reference in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(rr)    No Broker’s Fees. None of the PSXP Parties has incurred any liability, or is a party to any contract, agreement or understanding with any person (other than this Agreement), that would give rise to a valid claim against such PSXP Party or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.
(ss)    No Registration Rights. No person has the right to require the Partnership to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Notes.
(tt)    No Stabilization. The PSXP Parties and their respective directors, officers, affiliates and controlling persons have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.
(uu)    Statistical and Market Data. Nothing has come to the attention of the Partnership Parties that has caused the Partnership Parties to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
(vv)    Sarbanes-Oxley Act. The Partnership has taken all necessary action to ensure that, upon the filing of the Registration Statement, the Partnership and, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, were, and on the Closing Date will be, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ww)    Status under the Securities Act. For purposes of firm commitment underwritten offerings contemplated under the Registration Statement at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and at the date hereof, the Partnership was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act. The Partnership has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(xx)    Disclosure of Documents. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the

Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).
(yy)    Description of the Indentures and the Notes. The Base Indenture, each of the Indentures and the Notes, when issued and delivered in accordance with the terms of this Agreement and the applicable Indenture, will conform in all material respects to the applicable descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
4.    Further Agreements of the Partnership Parties. The Partnership Parties, severally and jointly, covenant and agree with each Underwriter that:
(a)    Required Filings. The Partnership will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, as soon as practicable after the date of this Agreement in such quantities as the Representatives may reasonably request for the purposes contemplated for purposes of the Securities Act; if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Notes may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing (i) when such post-effective amendment or such Registration Statement has become effective and (ii) if Rule 430A or 430B under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules). The Partnership will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(b)    Delivery of Copies. The Partnership will deliver, without charge, (i) to the Representatives, copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein and (ii) to the Representatives, for distribution to each Underwriter, (A) a conformed copy of the Registration Statement and each amendment thereto (without exhibits), as originally filed with the Commission, and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request for the purpose contemplated by the Securities Act. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.
(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such

Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in writing.
(d)    Notice to the Representatives. The Partnership will advise the Representatives promptly (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.
(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure

Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.
(f)    Blue Sky Compliance. The Partnership will furnish such information as may be required and otherwise cooperate in qualifying the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Notes; provided that the Partnership shall not be required to (i) qualify as a foreign limited partnership or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) take any action that would subject it to service of process in any such jurisdiction where it is not now so subject; or (iii) subject itself to taxation in any such jurisdiction where it is not now so subject.
(g)    Earnings Statement. The Partnership will make generally available (within the meaning of Rule 158 under the Securities Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, deliver to the Representatives, as soon as practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act of the Commission promulgated thereunder.
(h)    Clear Market. The Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any U.S. dollar denominated debt securities issued or guaranteed by the Partnership and having a maturity of more than one year from the date of issue, or publicly disclose an intention to make any such offer, sale, pledge, disposition or filing, for a period beginning on the date hereof and ending on the business day following the Closing Date.
(i)    The Depositary. The Partnership will cooperate with the Representatives and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.
(j)    Use of Proceeds. The Partnership will apply the net proceeds from the sale of the Notes as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”
(k)    No Stabilization. The Partnership Parties, and their respective directors or officers, affiliates or controlling persons, will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.
(l)    Record Retention. The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Partnership and not incorporated by reference and any press release issued by the

Partnership) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433 other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus; (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show); or (iii) any free writing prospectus prepared by such Underwriter and approved by the Partnership in advance in writing (each such free writing prospectus referred to in clause (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Partnership if any such proceeding against it is initiated during the Prospectus Delivery Period).
6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Notes on the Closing Date as provided herein is subject to the performance by the Partnership Parties of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)    Registration Statement Effectiveness. If the Partnership has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have been filed and shall have become effective under the Securities Act. If Rule 430A or 430B under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).
(b)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or, to the knowledge of the Partnership Parties, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(c)    Representations and Warranties. The representations and warranties of each Partnership Party contained herein shall be true and correct on the date hereof and on and as of the Closing Date, and the statements of each Partnership Party and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(d)    No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Partnership that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act (including for purposes of this Section any rating indicated by the Partnership as of the date of this Agreement as the rating confirmed, orally or in writing, to the Partnership by any such rating organization as the rating to be assigned to the Notes), (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(e)    No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(f)    Ratings. At the Closing Date, the Notes shall have the ratings accorded by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act), as specified in Annex C, or shall have ratings higher than those specified in Annex C.
(g)    No Objections. No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters shall have objected in writing.
(h)    Officers’ Certificate. The Representatives shall have received on and as of the Closing Date, a certificate of two officers of the General Partner, which shall be the Chief Executive Officer, the President, the Vice President and Chief Financial Officer, the Vice President and Controller, the Vice President and Treasurer, or any Vice President named in the Registration Statement, confirming that (x) such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations and warranties of the Partnership Parties in this Agreement are true and correct and that the Partnership Parties have complied with all agreements and satisfied all conditions as are to be performed or satisfied by the Partnership Parties hereunder at or prior to the Closing Date, and (y) the conditions set forth in paragraphs (a) and (e) above have been met.
(i)    Certificate of Chief Financial Officer. On the date of this Agreement and on the Closing Date, the Representatives shall have received from Kevin J. Mitchell, the Chief Financial Officer of the Partnership, a certificate, dated the respective date of delivery thereof, substantially in the form of Annex D.
(j)    Comfort Letters. On the date of this Agreement and on the Closing Date, (i) Ernst & Young LLP shall have furnished to the Representatives, at the request of the Partnership, a letter with respect to the consolidated balance sheets of the Partnership as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in members’ equity and cash flows of the Partnership for each of the three years in the three-year period ended December 31, 2015, as well as the consolidated balance sheet of the Partnership as of June 30, 2016 , and the related consolidated statements of operations, changes in members’ equity and cash flows of the Partnership for each of the three and six month periods ended June 30, 2016 and 2015 respectively; (ii) Ernst & Young LLP shall have furnished to the Representatives, at the request of the Partnership, a letter with respect to the combined balance sheet of the Eagle Asset Group as of December 31, 2015 and 2014, and the related combined statements of operation, changes in net investments and cash flows for each of the three years in the three-year period ended December 31, 2015, as well as the combined balance sheet of the Eagle Asset Group as of June 30, 2016, and the related combined statements of operation, changes in net investments and cash flows for each of the six month periods ended June 30, 2016 and 2015 respectively; and (iii) Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Partnership, a letter with respect to (x) the consolidated balance sheets of each of Sand Hills and Southern Hills as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in members’ equity and cash flows of each of Sand Hills and Southern Hills for each of the three years in the three-year period ended December 31, 2014, and (y) the consolidated balance sheet of Sand Hills as of December 31, 2015, and the consolidated statements of operations, changes in members’ equity and cash flows for the period from March 2, 2015 through December 31, 2015, in each case dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.
(k)    Opinion and 10b-5 Statement of Counsel for the Partnership. Latham & Watkins LLP and Richards, Layton & Finger, P.A., counsel for the Partnership, shall each have furnished to the Representatives, at the request of the Partnership, their written opinion and, with respect to Latham & Watkins LLP, a 10b-5 statement, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1, A-2 and A-3 hereto.
(l)    Opinion of General Counsel for the General Partner. Michael L. Riggs, Deputy General Counsel of P66 Company, serving as counsel for the General Partner, shall have furnished to the Representatives, at the request of the Partnership, his written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-4 hereto.
(m)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and a 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(n)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.
(o)    Good Standing. The Representatives shall have received on and as of the Closing Date, satisfactory evidence of the good standing of each of the PSXP Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(p)    Additional Documents. On or prior to the Closing Date, the Partnership shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters. Each of the Partnership Parties agrees, severally and jointly, to indemnify and hold harmless each Underwriter, its partners, employees, agents, members, directors and officers, each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter that has, or is alleged to have, participated in the distribution of the Notes, and the successors and assigns of all of the foregoing persons, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, that any such Underwriter or any such person may incur, insofar as such loss, claim, damage or liability arises out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including the Preliminary Prospectus, or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Pricing Disclosure Package (including the Pricing Disclosure Package if subsequently amended), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Partnership or the General Partner in writing by such Underwriter by or on behalf of such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished consists of the information described as such in subsection (b) below.
(b)    Indemnification of the Partnership Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, their respective partners, employees, agents, members, directors and officers and each person, if any, who controls a Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or the Pricing Disclosure Package (including the Pricing Disclosure Package if subsequently amended), it being understood and agreed upon that the only such information furnished by or on behalf of any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the paragraphs related to stabilization and syndicate covering transactions, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters and (ii) the information in the Prospectus furnished on behalf of the Underwriters under “Underwriting—Relationships.”
(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the

Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person, on the advice of counsel, shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel required under the rules of the applicable jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate counsel for any Underwriter, its affiliates, partners, employees, agents, members, directors and officers, any control persons of such Underwriter, and any successor or assign of the foregoing persons, shall be designated in writing by the Representatives and any such separate counsel for any Partnership Party, its affiliates, partners, employees, agents, members, directors and officers and any control persons of any Partnership Party shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any such Indemnified Person.
(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each applicable Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Partnership, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to in this subsection shall be deemed to include any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such claim or action.
(e)    Limitation on Liability. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.
(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Partnership and each other Underwriter, if (1) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or the Nasdaq Stock Market; (ii) trading of the Partnership’s Common Units shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any downgrading of the type described in Section 6(d); or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in each case, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus there has been any Material Adverse Effect that would make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If the Representatives elect to terminate this Agreement as provided in this Section 9, the Partnership shall be notified promptly in writing.

10.    Defaulting Underwriter.
(a)    If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder on such date (other than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof), the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non‑defaulting Underwriters or the Partnership may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Notes that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the aggregate amount of Notes that remain unpurchased on the Closing Date does not exceed 10% of the aggregate amount of Notes to be purchased on such date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the amount of Notes that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the amount of Notes that such Underwriter agreed to purchase on such date) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the aggregate amount of Notes that remain unpurchased on the Closing Date exceeds 10% of the aggregate amount of Notes to be purchased on such date, or if the Partnership shall not exercise the right described in paragraph (b) above, then, with respect to the Closing Date, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Partnership Parties, except that the Partnership Parties will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.
11.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership Parties, jointly and severally, will pay or cause to be paid all costs, expenses and fees in connection with (i) the registration, issuance, sale, preparation and delivery of the Notes and any taxes payable upon the issuance, sale and delivery of the Notes to the Underwriters; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary

Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the furnishing of copies of each thereof to the Underwriters; (iii) reproducing and delivering this Agreement; (iv) the fees and expenses of the Partnership’s counsel and independent accountants; (v) the registration or qualification of the Notes under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of any blue sky memorandum to the Underwriters (including the reasonable related fees and expenses of counsel for the Underwriters); (vi) any trustee of the Notes; (vii) any filing with FINRA; (viii) fees charged by rating agencies for the rating of the Notes; (ix) any listing of the Notes on any securities exchange or qualification of the Notes for quotation on the NYSE and any registration thereof under the Exchange Act; (x) all expenses incurred by the Partnership Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the General Partner and any such consultants, and the cost of any aircraft chartered by the Partnership Parties in connection with the road show; and (xi) all other costs and expenses incident to the performance of the obligations of the Partnership Parties hereunder for which provision is not otherwise made in this Section.
(b)    If (i) this Agreement is terminated pursuant to Section 9(1)(ii) or 9(2); (ii) the Partnership for any reason fails to tender the Notes for delivery to the Underwriters (other than as a result of the default by one or more of the Underwriters in its or their respective obligations hereunder); or (iii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Partnership Parties (in addition to paying the amounts described in Section 11(a) hereof) agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and any controlling persons, partners, members and affiliates referred to in Section 7 hereof, and their respective successors, assigns, heirs, personal representatives and executors and administrators. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of the Partnership Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Partnership Parties or the Underwriters.
14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.    Miscellaneous.
(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY 10010, Attention: IBCM-Legal, c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Registration Department (fax no. 212-902-9316), c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Finance (fax no. 212-834-6081) and c/o Mizuho Securities USA Inc., 320 Park Avenue, 12th Floor, New York, NY 10022, Attention: Debt Capital Markets (fax no. 212-205-7812). Notices to any Partnership Party shall be given to it at P.O. Box 4428, Houston, Texas 77210 (fax: 832-765-9870); Attention: Michael L. Riggs.
(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.
(c)    Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership Parties each consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each of the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each such Partnership Party and may be enforced in any other courts the jurisdiction of which each such Partnership Party is or may be subject, by suit upon such judgment.
(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent to or approval of any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,

PHILLIPS 66 PARTNERS LP
By: Phillips 66 Partners GP LLC, its General Partner
By:	/s/ John D. Zuklic
Name:	John D. Zuklic
Title:	Vice President and Treasurer

PHILLIPS 66 PARTNERS GP LLC
By:	/s/ John D. Zuklic
Name:	John D. Zuklic
Title:	Vice President and Treasurer

Accepted: as of the date first above written
CREDIT SUISSE SECURITIES (USA) LLC
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES LLC
MIZUHO SECURITIES USA INC.

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.
CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Asheley C. Kinsey
Name:	Asheley C. Kinsey
Title:	Director, IBCM

GOLDMAN, SACHS & CO.
By:	/s/ Ryan Gilliam
Name:	Ryan Gilliam
Title:	Vice President
J.P. MORGAN SECURITIES LLC
By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director
MIZUHO SECURITIES USA INC.
By:	/s/ Okwudiri Onyedum
Name:	Okwudiri Onyedum
Title:	Managing Director

2

Schedule 1

UNDERWRITERS

Underwriter	Principal Amount of 2026 Notes	Principal Amount of 2046 Notes
CREDIT SUISSE SECURITIES (USA) LLC	$65,000,000	$81,250,000
GOLDMAN, SACHS & CO.	$65,000,000	$81,250,000
J.P. MORGAN SECURITIES LLC	$65,000,000	$81,250,000
MIZUHO SECURITIES USA INC.	$65,000,000	$81,250,000
BNP PARIBAS SECURITIES CORP.	$22,500,000	$28,125,000
CITIGROUP GLOBAL MARKETS INC.	$22,500,000	$28,125,000
DEUTSCHE BANK SECURITIES INC.	$22,500,000	$28,125,000
DNB MARKETS, INC.	$22,500,000	$28,125,000
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	$22,500,000	$28,125,000
MUFG SECURITIES AMERICAS INC.	$22,500,000	$28,125,000
SCOTIA CAPITAL (USA) INC.	$22,500,000	$28,125,000
TD SECURITIES (USA) LLC	$22,500,000	$28,125,000
BARCLAYS CAPITAL INC.	$12,000,000	$15,000,000
RBC CAPITAL MARKETS, LLC	$12,000,000	$15,000,000
COMMERZ MARKETS LLC	$4,500,000	$5,625,000
HSBC SECURITIES (USA) INC.	$4,500,000	$5,625,000
PNC CAPITAL MARKETS LLC	$4,500,000	$5,625,000
SMBC NIKKO SECURITIES AMERICA, INC.	$4,500,000	$5,625,000
SUNTRUST ROBINSON HUMPHREY, INC.	$4,500,000	$5,625,000
THE WILLIAMS CAPITAL GROUP, L.P.	$4,500,000	$5,625,000
U.S. BANCORP INVESTMENTS, INC.	$4,500,000	$5,625,000
WELLS FARGO SECURITIES, LLC	$4,500,000	$5,625,000

Total	$500,000,000	$625,000,000

S-1

Annex A-1

FORM OF OPINION OF LATHAM & WATKINS

[To be provided to the Underwriters]

1

Annex A-2

FORM OF OPINION OF RICHARDS, LAYTON & FINGER

[To be provided to the Underwriters]

1

Annex A-3

FORM OF OPINION OF MICHAEL L. RIGGS
[To be provided to the Underwriters]

A-3-1

Annex B

Pricing Disclosure Package

Free writing prospectus, dated October 11, 2016, relating to the final terms of the Notes, substantially in the form of Annex C.

B-1

Annex C

Issuer Free Writing Prospectus dated October 11, 2016
Relating to Preliminary Prospectus Supplement dated October 11, 2016
Registration Statement No. 333-197797

Phillips 66 Partners LP
$500,000,000 3.55% SENIOR NOTES DUE 2026
$625,000,000 4.90% SENIOR NOTES DUE 2046

PRICING TERM SHEET

Issuer:	Phillips 66 Partners LP
Trade Date:	October 11, 2016
Settlement Date:	October 14, 2016 (T+3)
Net Proceeds (before expenses):	$1,111,430,000

Title of Securities:	3.55% Senior Notes Due 2026	4.90% Senior Notes Due 2046
Principal Amount:	$500,000,000	$625,000,000
Coupon:	3.55%	4.90%
Maturity Date:	October 1, 2026	October 1, 2046
Public Offering Price:	99.901% of principal amount, plus accrued interest, if any, from October 14, 2016	99.303% of principal amount, plus accrued interest, if any, from October 14, 2016
Benchmark Treasury:	1.50% due August 15, 2026	2.50% due May 15, 2046
Spread to Benchmark Treasury:	+180 bps	+245 bps
Benchmark Price/Yield:	1/20/1997	2/3/100
Reoffer Yield:	3.562%	4.945%
Interest Payment Dates:	April 1 and October 1, commencing April 1, 2017	April 1 and October 1, commencing April 1, 2017
Interest Record Dates:	March 15 and September 15	March 15 and September 15
Make-Whole Call:	At any time prior to July 1, 2026, at T + 30 bps.	At any time prior to April 1, 2046, at T + 40 bps.
Par Call:	On or after July 1, 2026	On or after April 1, 2046
Distribution:	SEC Registered	SEC Registered
CUSIP / ISIN:	CUSIP: 718549 AD0 ISIN: US718549AD00	CUSIP: 718549 AE8 ISIN: US718549AE82
Underwriters’ Fee:	0.65% of principal amount	0.875% of principal amount
Joint Book-Running Managers (for each series of notes):

J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Mizuho Securities USA Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
DNB Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.
TD Securities (USA) LLC
Barclays Capital Inc.
RBC Capital Markets, LLC

C-1

Co-Managers (for each series of notes):

Commerz Markets LLC
HSBC Securities (USA) Inc.
PNC Capital Markets LLC
SMBC Nikko Securities America, Inc.
SunTrust Robinson Humphrey, Inc.
The Williams Capital Group, L.P.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, Goldman, Sachs & Co. collect at 1-212-902-9316 or Mizuho Securities USA Inc. toll-free at 1-866-271-7403.

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement dated October 11, 2016 (the “Preliminary Prospectus Supplement”). The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

The following information is added to the end of the “Underwriting” section of the Preliminary Prospectus Supplement:
Notice to Prospective Investors in the United Kingdom
Each of the underwriters severally represents warrants and agrees as follows:
(a)          it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the securities in circumstances in which Section 21 of the FSMA does not apply to us; and
(b)          it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Switzerland
This document is not intended to constitute an offer or solicitation to purchase or invest in the securities described herein. The securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, nor the Company nor the securities have been or will be filed with or approved by any Swiss regulatory authority. The securities are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (“FINMA”), and investors in the securities will not benefit from protection or supervision by such authority.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:
(a)          to any legal entity which is a qualified investor as defined in the Prospectus Directive;

2

(b)          to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
(c)           in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

3

Annex D

Phillips 66 Partners LP

Certificate of Chief Financial Officer

October 11, 2016

I, Kevin J. Mitchell, pursuant to the Underwriting Agreement, dated October 11, 2016, among Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”), and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Mizuho Securities USA Inc., as Representatives of the several Underwriters listed in Schedule 1 thereto, do hereby certify that I am the Chief Financial Officer of Phillips 66 Partners GP LLC, the general partner of the Partnership, and, in my capacity as such and not in my personal capacity, do hereby certify, that, as of the date hereof:

1.
I am (i) responsible for the financial and accounting matters of the Partnership and its subsidiaries, including oversight of the financial and accounting functions and staff, and (ii) knowledgeable about the internal accounting records and accounting practices, systems, policies and procedures of the Partnership and its subsidiaries.

2.
I have reviewed each of the items identified on certain pages of the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2016 (the “May 8-K Filing”), which is incorporated by reference into the Prospectus, which are attached hereto as Exhibit A (the “Sweeny Frac Certified Information”).

3.
I have reviewed each of the items identified on certain pages of the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2016 (the “October 8-K Filing”), which is incorporated by reference into the Prospectus (excluding any information furnished pursuant to Item 7.01), which are attached hereto as Exhibit B (the “Eagle Certified Information”).

4.
Each of the Sweeny Frac Certified Information and the Eagle Certified Information (a) was prepared in good faith by the Partnership, (b) was prepared on the basis of reasonable assumptions and (c) as of the date of the May 8-K Filing or October 8-K Filing, as applicable, fairly presented in all material respects the matters which it purported to present. Nothing has come to my attention nor, to my knowledge, the attention of any other member of the Partnership’s accounting staff, that would cause me to believe that the Sweeny Frac Certified Information or the Eagle Certified Information is no longer accurate or has become misleading in any material respect, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Capitalized terms not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement.

D-1

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first above written.

By
Kevin J. Mitchell
Vice President and Chief Financial Officer

[Signature Page to Certificate of Chief Financial Officer]